Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com

Knowles Reports Q1 2020 Financial Results

ITASCA, Ill., May 4, 2020 - Knowles Corporation (NYSE: KN), a market leader and global provider of advanced micro-acoustic, audio processing, and precision device solutions, today announced results for the quarter ended March 31, 2020.

“We reported first quarter revenues and earnings that were in line with our updated guidance,” said Jeffrey Niew, president and CEO of Knowles. “Audio sales were lower than the year ago period partially offset by higher Precision Devices sales. While Q1 Audio demand was weaker than our original projections due to COVID-19, much of the weakness hit later in the quarter. We are anticipating sequentially lower Audio sales driven by significantly weaker hearing health demand in Q2. We also experienced disruptions within Knowles’ manufacturing operations across Asia, which negatively impacted plant productivity within our Audio segment during the first quarter. We have made progress in returning our China facilities to more normalized operations but expect lower labor productivity and factory utilization in Malaysia and the Philippines to continue in the second quarter as we manage government-enacted workforce restrictions associated with the pandemic and align output with demand.

“As we navigate the challenges brought forth by the virus, we continue to focus on the health and safety of all our employees, customers and partners worldwide. We are fortunate to be able to approach the uncertainty and challenges in the second quarter from a position of strength given our strong balance sheet and liquidity. We are taking steps to reduce our costs, while continuing to invest to support future growth when markets return to a more normalized level. Our company remains uniquely positioned across the markets we serve and I believe our strategy to deliver high value, differentiated solutions to a diverse set of growing end markets will position us to take advantage of future growth,” continued Niew.

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations (in millions, except per share data):

	Q1FY20	Q4FY19	Q1FY19	Year Ago Period Change
Revenues	$163.1	$233.9	$179.8	(9)%
Gross profit	$56.2	$89.6	$68.5	(18)%
(as a % of revenues)	34.5%	38.3%	38.1%
Non-GAAP gross profit	$58.2	$90.9	$69.9	(17)%
(as a % of revenues)	35.7%	38.9%	38.9%
Diluted (loss) earnings per share *	$(0.14)	$0.22	$(0.03)	NM**
Non-GAAP diluted earnings per share	$0.03	$0.35	$0.13	NM**
* Current period results include $5.6 million in restructuring charges, production transfer costs and other expenses, $3.5 million in stock-based compensation, and $3.3 million in amortization of intangibles.

** Not meaningful.

Due to the COVID-19 pandemic and potential impact to global market demand, particularly in the hearing health market, as well as the resulting uncertainty of on-going government workplace restrictions, we are not providing our normal quarterly revenue, gross profit margin, and EPS guidance for the second quarter of 2020. We will provide additional commentary on our expectations and market outlook on today’s earnings conference call, and intend to reinstate guidance for the third quarter with our second quarter earnings announcement, assuming market conditions stabilize.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, fixed asset impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (844) 589-0917 (United States) or (647) 253-8649 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on May 11, 2020 at (800) 585-8367 (United States) or (416) 621-4642 (International). The access code is 8347754.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global provider of advanced micro-acoustic, audio processing, and precision device solutions, serving the mobile consumer electronics, communications, medtech, defense, automotive, and industrial markets. Knowles uses its leading position in MEMS (micro-electro-mechanical systems) microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience in mobile, ear, and IoT applications. Knowles is also the leader in acoustic components, high-end capacitors, and mmWave RF solutions for a diverse set of markets. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing, and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in 12 countries. The company continues to invest in high value solutions to diversify its revenue and increase exposure to high growth markets. For more information, visit knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future financial performance, our continued business operations during the COVID-19 pandemic and expectations for continued investments. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements, including risks relating to the COVID-19 pandemic, including but not limited to, the risk of new and different government restrictions that limit our ability to do business, the risk of infection in our workforce that subsequently impact on our ability to conduct business, the risk that our supply chain or customer demand may be negatively impacted and the potential for costs associated with our operations to be greater than we anticipate as a result of all of these factors. Other risks and uncertainties include, but are not limited to: unforeseen changes in MEMS microphone demand from our largest customers, in particular, two North American, a Korean, and Chinese OEM customers; the success and rate of multi-microphone and smart microphone adoption and proliferation of our “intelligent audio” solutions, including our audio edge processors, to high volume platforms; our ongoing ability to execute our strategy to diversify our end markets and customers; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability including the recent economic slowdown in China; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; risks associated with shareholder activism, including proxy contests; our ability to achieve continued reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; difficulties or delays in and/or the Company’s inability to realize expected cost synergies from its acquisitions; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, and changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - FIRST QUARTER 2020

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Revenues	$163.1	$233.9	$179.8
Cost of goods sold	105.5	143.6	110.8
Restructuring charges - cost of goods sold	1.4	0.7	0.5
Gross profit	56.2	89.6	68.5
Research and development expenses	25.7	23.7	24.7
Selling and administrative expenses	36.2	34.6	37.6
Restructuring charges	3.9	0.5	1.8
Operating expenses	65.8	58.8	64.1
Operating (loss) earnings	(9.6)	30.8	4.4
Interest expense, net	3.7	3.6	3.5
Other (income) expense, net	(2.7)	0.5	1.0
(Loss) earnings before income taxes and discontinued operations	(10.6)	26.7	(0.1)
Provision for income taxes	2.2	5.6	2.6
(Loss) earnings from continuing operations	(12.8)	21.1	(2.7)
Earnings (loss) from discontinued operations, net	3.7	(0.6)	—
Net (loss) earnings	$(9.1)	$20.5	$(2.7)

(Loss) earnings per share from continuing operations:
Basic	$(0.14)	$0.23	$(0.03)
Diluted	$(0.14)	$0.22	$(0.03)

Earnings (loss) per share from discontinued operations:
Basic	$0.04	$(0.01)	$—
Diluted	$0.04	$(0.01)	$—

Net (loss) earnings per share:
Basic	$(0.10)	$0.22	$(0.03)
Diluted	$(0.10)	$0.21	$(0.03)

Weighted-average common shares outstanding:
Basic	91,795,980	91,653,662	90,535,188
Diluted	91,795,980	95,742,308	90,535,188

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Gross profit	$56.2	$89.6	$68.5
Gross profit as % of revenues	34.5%	38.3%	38.1%
Stock-based compensation expense	0.5	0.4	0.4
Restructuring charges	1.4	0.7	0.5
Production transfer costs (2)	0.1	0.2	0.5
Non-GAAP gross profit	$58.2	$90.9	$69.9
Non-GAAP gross profit as % of revenues	35.7%	38.9%	38.9%
Research and development expenses	$25.7	$23.7	$24.7
Stock-based compensation expense	(2.4)	(1.7)	(2.1)
Intangibles amortization expense	(1.4)	—	—
Non-GAAP research and development expenses	$21.9	$22.0	$22.6
Selling and administrative expenses	$36.2	$34.6	$37.6
Stock-based compensation expense	(0.6)	(3.9)	(4.2)
Intangibles amortization expense	(1.9)	(1.7)	(1.8)
Other (3)	(0.2)	(0.4)	(2.0)
Non-GAAP selling and administrative expenses	$33.5	$28.6	$29.6
Operating expenses	$65.8	$58.8	$64.1
Stock-based compensation expense	(3.0)	(5.6)	(6.3)
Intangibles amortization expense	(3.3)	(1.7)	(1.8)
Restructuring charges	(3.9)	(0.5)	(1.8)
Other (3)	(0.2)	(0.4)	(2.0)
Non-GAAP operating expenses	$55.4	$50.6	$52.2
(Loss) earnings from continuing operations	$(12.8)	$21.1	$(2.7)
Interest expense, net	3.7	3.6	3.5
Provision for income taxes	2.2	5.6	2.6
(Loss) earnings from continuing operations before interest and income taxes	(6.9)	30.3	3.4
(Loss) earnings from continuing operations before interest and income taxes as % of revenues	(4.2)%	13.0%	1.9%
Stock-based compensation expense	3.5	6.0	6.7
Intangibles amortization expense	3.3	1.7	1.8
Restructuring charges	5.3	1.2	2.3
Production transfer costs (2)	0.1	0.2	0.5
Other (3)	0.2	0.4	2.0
Adjusted earnings from continuing operations before interest and income taxes	$5.5	$39.8	$16.7
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	3.4%	17.0%	9.3%

	Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Interest expense, net	$3.7	$3.6	$3.5
Interest expense, net non-GAAP reconciling adjustments (4)	1.8	1.7	1.7
Non-GAAP interest expense	$1.9	$1.9	$1.8

Provision for income taxes	$2.2	$5.6	$2.6
Income tax effects of non-GAAP reconciling adjustments (5)	(1.8)	(1.0)	0.5
Non-GAAP provision for income taxes	$0.4	$4.6	$3.1

(Loss) earnings from continuing operations	$(12.8)	$21.1	$(2.7)
Non-GAAP reconciling adjustments (6)	12.4	9.5	13.3
Interest expense, net non-GAAP reconciling adjustments (4)	1.8	1.7	1.7
Income tax effects of non-GAAP reconciling adjustments (5)	(1.8)	(1.0)	0.5
Non-GAAP net earnings	$3.2	$33.3	$11.8

Diluted (loss) earnings per share from continuing operations	$(0.14)	$0.22	$(0.03)
Earnings per share non-GAAP reconciling adjustment	0.17	0.13	0.16
Non-GAAP diluted earnings per share	$0.03	$0.35	$0.13

Diluted average shares outstanding	91,795,980	95,742,308	90,535,188
Non-GAAP adjustment (7)	3,180,724	181,222	3,185,581
Non-GAAP diluted average shares outstanding (7)	94,976,704	95,923,530	93,720,769

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2) Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily in Asia. These amounts are included in the corresponding Gross profit and (Loss) earnings from continuing operations before interest and income taxes for each period presented.
(3) In 2020, Other expenses represent expenses related to shareholder activism. In 2019, Other expenses represent expenses related to shareholder activism, the acquisition of the MEMS Microphone Application-specific integrated circuit (“ASIC”) Design Business from ams AG by the Audio segment, and the acquisition of DITF Interconnect Technology, Inc. by the Precision Devices segment.
(4) Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due 2021 that were issued in a private placement in May 2016. The imputed interest rate is 8.12% for the convertible notes due 2021, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance.
(5) Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments.
(6) The non-GAAP reconciling adjustments are those adjustments made to reconcile (Loss) earnings from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.
(7) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. In addition, the Company entered into convertible note hedge transactions to offset any potential dilution from the convertible notes. Although the anti-dilutive impact of the convertible note hedges is not reflected under GAAP, the Company includes the anti-dilutive impact of the convertible note hedges in non-GAAP diluted average shares outstanding, if applicable.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	March 31, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$147.8	$78.4
Receivables, net of allowances of $1.8 and $0.8	120.6	159.6
Inventories, net	161.2	141.8
Prepaid and other current assets	13.4	8.6
Total current assets	443.0	388.4
Property, plant, and equipment, net	198.4	206.5
Goodwill	909.9	909.9
Intangible assets, net	88.4	91.7
Operating lease right-of-use assets	32.6	33.6
Other assets and deferred charges	24.5	24.5
Total assets	$1,696.8	$1,654.6

Current liabilities:
Accounts payable	$79.5	$87.7
Accrued compensation and employee benefits	21.3	32.1
Operating lease liabilities	9.5	9.3
Other accrued expenses	16.9	16.5
Federal and other taxes on income	5.7	5.9
Total current liabilities	132.9	151.5
Long-term debt	258.8	156.8
Deferred income taxes	2.2	2.2
Long-term operating lease liabilities	24.0	25.1
Other liabilities	24.5	29.9
Liabilities of discontinued operations	0.6	0.6
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 92,390,944 and 91,394,835 shares issued and outstanding at March 31, 2020, respectively, and 91,701,745 shares issued and outstanding at December 31, 2019	0.9	0.9
Treasury stock - at cost; 996,109 shares at March 31, 2020	(15.0)	—
Additional paid-in capital	1,572.8	1,574.7
Accumulated deficit	(184.2)	(175.1)
Accumulated other comprehensive loss	(120.7)	(112.0)
Total stockholders' equity	1,253.8	1,288.5
Total liabilities and stockholders' equity	$1,696.8	$1,654.6